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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

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                                                             Jurisdiction of
Subsidiary                                                   Incorporation
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Primus Telecommunications, Inc.............................. Delaware
Primus Telecommunications, International, Inc. ............. Delaware
Primus Telecommunications, Ltd.............................. United Kingdom
Primus Telecommunications, de Mexico, S.A. de C.V. ......... Mexico
Primus Telecommunications, Pty., Ltd. ...................... Australia
Primus Telecommunications, (Australia) Pty., Ltd.
 (formerly known as Axicorp Pty., Ltd.)..................... Australia
3362426 Canada Inc.
 d/b/a Primus Canada........................................ Canada
GlobalServe Communications, Inc. ........................... Ontario
Primus Telecommunications, Netherlands B.V. ................ Netherlands
Primus Telecommunications SA................................ France
PTI GmbH.................................................... Germany
Primus TeleCom A/S.......................................... Denmark
Primus Telecommunications SA................................ Spain
Primus Telecommunications AG................................ Switzerland
Primus Telecommunications SRL............................... Italy
Primus Telecommunications K.K. ............................. Japan
Primus Japan K.K. .......................................... Japan
Eclipse Data Services Pty., Ltd. ........................... Australia
Hotkey Internet Services Pty., Ltd.......................... Australia
Rate Reduction Center, Inc.................................. Florida
Least Cost Routing, Inc. ................................... Florida
Rockwell Communications Corporation......................... Florida
Intex Telecommunications, Inc. ............................. South Carolina
TresCom International, Inc. ................................ Florida
TresCom Network Services, Inc............................... Florida
TresCom U.S.A., Inc. ....................................... Florida
Global Telephone Holding, Inc. ............................. U.S. Virgin Islands
InterIsland Telephone Corp.................................. U.S. Virgin Islands
The St. Thomas and San Juan Telephone Company, Inc. ........ U.S. Virgin Islands
STSJ Overseas Telephone Company, Inc........................ Puerto Rico
OTC Networks Assets, Inc. .................................. Puerto Rico
Puerto Rico Telecom Corporation............................. New York
STSJ Network Assets, Inc. .................................. U.S. Virgin Islands
Telegroup Network Services Denmark ApS...................... Denmark
TeleContinent, S.A. ........................................ France
Telegroup Deutschland GmbH.................................. Germany
Telegroup Network Services Deutschland GmbH................. Germany
Telegroup Italia S.r.l. .................................... Italy
Telegroup Nederland B.V. ................................... Netherlands
Telegroup International B.V. ............................... Netherlands
Global Access Pty. Ltd. .................................... South Africa
Telegroup Network Services S.A. ............................ Switzerland
Telegroup (U.K.) Limited.................................... United Kingdom
Corporate Networks Limited.................................. United Kingdom
South East Telecom Limited.................................. United Kingdom
Phone Centre Communications (Service) Limited............... United Kingdom
Telegroup Japan Kabushiki Kaisha............................ Japan
iPRIMUS.com., Inc. ......................................... Delaware
London Telecom Network, Inc................................. Canada
TCP/IP GmbH................................................. Germany
TouchNet GmbH............................................... Germany
CP Telecom AG............................................... Germany
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